Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, $0.001 par value, of The Joint Corp., is being filed jointly with the Securities and Exchange Commission pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

DATE: April 3, 2017

GLENHILL ADVISORS, LLC

By: /s/ GLENN J. KREVLIN

Name:	Glenn J. Krevlin
Title:	Managing Member

/s/ GLENN J. KREVLIN

Name: Glenn J. Krevlin

GLENHILL CAPITAL ADVISORS, LLC

By: KREVLIN MANAGEMENT, INC. Managing Member

By: /s/ GLENN J. KREVLIN

Name:	Glenn J. Krevlin
Title:	President

GLENHILL CAPITAL MANAGEMENT, LLC

By: GLENHILL ADVISORS, LLC
Managing Member

By: /s/ GLENN J. KREVLIN

Name:	Glenn J. Krevlin
Title:	Managing Member

GLENHILL CAPITAL OVERSEAS MASTER FUND, LP

By: GLENHILL CAPITAL OVERSEAS GP, LTD. General Partner

By: GLENHILL CAPITAL MANAGEMENT, LLC
Sole Shareholder

By: GLENHILL ADVISORS, LLC Managing Member

By: /s/ GLENN J. KREVLIN

Name:	Glenn J. Krevlin
Title:	Managing Member